SCHEDULE 14C

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SCHEDULE 14C INFORMATION
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SALEEN AUTOMOTIVE, INC.
(Name of Registrant as Specified in Charter)

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SALEEN AUTOMOTIVE, INC.
2735 Wardlow Road
Corona, CA 92882

To the Holders of Common Stock of
Saleen Automotive, Inc.:

Saleen Automotive, Inc., a Nevada corporation (the “Company”), on December 11, 2013, obtained written consents from stockholders holding a majority of the outstanding voting stock of the Company to approve an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, and to approve the adoption of our 2013 Omnibus Incentive Plan.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement. The board of directors of the Company has unanimously approved the above actions.
Under Section 78.320 of the Nevada Revised Statutes, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of voting stock of the Company approved the foregoing actions. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Steve Saleen
Steven Saleen
Director

Corona, CA
December 13, 2013

SALEEN AUTOMOTIVE, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
General Information
This Information Statement is being furnished to the stockholders of Saleen Automotive, Inc., a Nevada corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate actions described herein, which have been authorized by the written consent of a stockholder owning a majority of the Company’s voting stock, in accordance with the requirements of the Nevada Revised Statutes.
This Information Statement will first be mailed to stockholders on or about December 23, 2013 and is being furnished for informational purposes only.
Our board of directors has determined that the close of business on December 11, 2013 was the record date (“Record Date”) for the stockholders entitled to notice about the actions authorizing the amendment of our articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, and to the adoption of our 2013 Omnibus Incentive Plan. The foregoing actions are referred to herein as the “Actions.”
Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power.
As of the Record Date, Steve Saleen (“Saleen”), who then owned of record approximately 146,667.7 shares (73.3%) of our Super Voting Preferred Stock (“Super Voting Preferred Stock”) and 63,800,032 shares (63.9%) of our common stock (“Common Stock”), executed and delivered to us a written consent authorizing and approving the Actions. As of the Record Date Saleen held approximately 65.8% of our outstanding voting stock.
Accordingly, the above Actions have been approved by the holders of a majority of our outstanding shares of voting stock and no further vote or further action of our stockholders is required to approve the Actions. You are hereby being provided with notice of the approval of the Actions by less than unanimous written consent of our stockholders. However, under federal law, the Actions will not be effective until at least 20 days after this Information Statement has first been sent to stockholders. Stockholders do not have any dissenter or appraisal rights in connection with the Actions.
On December 11, 2013, our board of directors approved the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 500,000,000, approved the adoption of our 2013 Omnibus Incentive Plan and authorized our officers to deliver this Information Statement.

Our executive offices are located at 2735 Wardlow Road, Corona, California 92882, and our telephone number is (800) 888-8945.
Interest of Persons in Matters to be Acted Upon
No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Actions other than as discussed herein.
Change of Control
We were incorporated under the laws of the State of Nevada on June 24, 2011. We issued 5,000,000 shares of Common Stock to our founder, Wesley E. Fry, at our inception in exchange for organizational costs incurred upon our incorporation. Following our formation, we issued 1,000,000 shares of Common Stock to Mr. Fry as consideration for the purchase of a business plan along with a client/customer list.
On June 21, 2012, we issued 2,000,000 shares of Common Stock for a total of $20,000.
On November 30, 2012, Mr. Fry and W-Net Fund I, L.P. (“W-Net”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which (1) Mr. Fry sold to W-Net, and W-Net purchased from Mr. Fry, an aggregate of 6,000,000 shares of Common Stock (the “Shares”), which Shares represented 75.0% of our then issued and outstanding shares of common stock, (2) Mr. Fry released our company from any and all existing claims, (3) Mr. Fry settled various liabilities of our company and (4) Mr. Fry indemnified W-Net and our company from liabilities arising out of any breach of any representation, warranty, covenant or obligation of Mr. Fry. The closing occurred on November 30, 2012. W-Net paid for the Shares with personal funds. Simultaneous with the closing W-Net sold to Verdad Telecom, Inc. (“Verdad”) 3,000,000 shares of Common Stock.
From June 24, 2011 through June 26, 2013, we were a public “shell” company with nominal assets and nominal business operations.
On May 8, 2013, W-Net and Verdad, formerly our two largest stockholders (the “Lenders”), and SMS Signature Cars, a California corporation (“SMS”), Saleen Automotive, Inc., a Florida corporation (“Saleen Automotive”, and together with SMS, the “Saleen Entities”) and Saleen (together with the Saleen Entities, the “Saleen Parties”), entered a Bridge Loan and Security Agreement pursuant to which the Lenders loaned to the Saleen Parties an aggregate of $500,000 and the Saleen Parties issued to the Lenders Secured Promissory Notes. Following an event of default, the Secured Promissory Notes accrued interest at 10% per annum and had a maturity date of June 15, 2013. The Saleen Parties’ obligations under the Secured Promissory Notes were secured by a first priority security interest, subject to certain existing indebtedness, on all of the Saleen Entities’ assets. The Saleen Parties’ obligations under the Secured Promissory Notes were also guaranteed by Saleen. Upon the consummation of the Capital Raise (defined below), the obligations outstanding under the Secured Promissory Notes were converted into Notes (defined below) in the same principal amounts.
On May 23, 2013, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with Saleen California Merger Corporation, our wholly-owned subsidiary, Saleen Florida Merger Corporation, our wholly-owned subsidiary, Saleen Automotive, SMS and Saleen. The closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Merger”) occurred on June 26, 2013. At the Closing (a) Saleen California Merger Corporation was merged with and into SMS with SMS surviving as one of our wholly-owned subsidiaries; (b) Saleen Florida Merger Corporation was merged with and into Saleen Automotive with Saleen Automotive surviving as one of our wholly-owned subsidiaries; (c) holders of the outstanding capital stock of Saleen Automotive received an aggregate of 554,057 shares of Super Voting Preferred Stock and holders of the outstanding capital stock of SMS received no consideration for their shares; and (d) approximately 93% of the beneficial ownership of Common Stock (on a fully-diluted basis) was owned, collectively, by Saleen (including shares of Super Voting Preferred Stock issued to Saleen pursuant to the Assignment and License Agreement discussed below) and the former holders of the outstanding capital stock of Saleen Automotive. As a result of the Merger we are solely engaged in the Saleen Entities’ business, Saleen Automotive’s officers became our officers and Saleen Automotive’s three directors became members of our five-member board of directors (which currently has one vacancy).
On May 23, 2013, we also entered into an Assignment and License Agreement (the “Assignment and License Agreement”) with Saleen pursuant to which Saleen agreed, as of the effective time of the Merger, to contribute certain intellectual property that relates to the “Saleen” brand name and related rights which are currently owned by him to us, license to us the right to use his image, signature, full name, voice, biographical materials, likeness, and goodwill associated with the “Saleen” brand, and assign to us all shares of the capital stock of SMS Retail – Corona, a California corporation, and Saleen Automotive Show Cars, Inc., a Michigan corporation. On June 21, 2013, we amended the Assignment and License Agreement to terminate the obligation to assign to us all shares of the capital stock of SMS Retail – Corona and Saleen Automotive Show Cars, Inc. and Saleen agreed to dissolve those entities within 30 days after the Closing. Concurrently with the Closing, pursuant to the Assignment and License Agreement, as amended, Saleen assigned certain intellectual property that relates to the “Saleen” brand name and related rights which are currently owned by him to us, licensed the right to use his image, signature, full name, voice, biographical materials, likeness, and goodwill associated with the “Saleen” brand to us and commenced the process of dissolving each of SMS Retail – Corona and Saleen Automotive Show Cars, Inc. The aforementioned license may only be terminated in the event we file a petition for relief under Chapter 7 of the U.S. Bankruptcy Code, or a petition for relief is converted to a Chapter 7 proceeding under the U.S. Bankruptcy Code. In exchange for entering into the Assignment and License Agreement, as amended, we issued to Saleen, as of the effective time of the Merger, 341,943 shares of Super Voting Preferred Stock.
Under the terms of the Merger Agreement, all of the outstanding shares of capital stock held by Saleen Automotive’s former shareholders were exchanged for 554,057 shares of Super Voting Preferred Stock, and under the terms of the Assignment and License Agreement, as amended, we issued to Saleen 341,943 shares of Super Voting Preferred Stock. Each share of Super Voting Preferred Stock is convertible into 125 shares of Common Stock. Accordingly, as a result of the Merger and the transactions effectuated pursuant to the Assignment and License Agreement, as amended, as of the date of the Closing Saleen and the former shareholders of Saleen Automotive owned approximately 112,000,000 shares of Common Stock on an as-converted basis, and our existing stockholders owned 8,000,000 shares of Common Stock. Other than the Voting Agreement described below, there are no arrangements or understandings by and among members of both the former and new control groups and their associates with respect to election of directors or other matters of the Company.
On June 17, 2013, we consummated a merger with WSTY Subsidiary Corporation, our wholly-owned subsidiary, pursuant to which we amended our articles of incorporation to change our name to Saleen Automotive, Inc.
On June 26, 2013, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with W-Net, Verdad, Europa International, Inc. (“Europa”), Gardner Syndication Management, Inc. (“Gardner”), Kartic Enterprises, Inc. (“Kartic”), MyLi Burger Holdings, LLC (“MyLi”), Scott and Sandra Alderton Family Trust (“Alderton Trust”), Adam Liebross (“Liebross”), Lee Mendelson (“Mendelson”), Elisabeth Wedam (“Wedam”), Murray Markiles (“Markiles”) and Louis Wharton (“Wharton” and together with W-Net, Verdad, Europa, Gardner, Kartic, MyLi, Alderton Trust, Liebross,

Mendelson, Wedam and Markiles, the “Purchasers”), pursuant to which the Purchasers purchased from us 3.0% Senior Secured Convertible Notes (the “Notes”) for a cash purchase price of $2,500,000 and the conversion of $500,000 of Saleen Automotive’s existing secured convertible debt, for an aggregate principal amount of $3,000,000 outstanding under the Notes (the “Capital Raise”). The Notes, excluding accrued interest through their maturity, are convertible into 40,000,000 shares of Common Stock at a conversion price of $0.075 per share.
On June 26, 2013, Saleen and the Purchasers in the Capital Raise also entered into a Voting Agreement. Together, such parties hold a majority of our outstanding shares of common stock and, under the Voting Agreement, are obligated to vote for our directors determined as described below. The authorized number of our directors is five. Those directors will consist of three directors—Steve Saleen, Jeffrey Kraws and Jonathan Michaels—whose replacements will be determined under the terms of the Voting Agreement by Saleen, one director—Gary Freeman—whose replacement will be determined under the terms of the Voting Agreement by the holders of a majority of the outstanding shares held by purchasers of Notes in the Capital Raise, and one director (currently vacant), whose replacement will be determined under the terms of the Voting Agreement jointly by the holders of a majority of the outstanding shares held by Saleen and by the holders of a majority of the outstanding shares held by purchasers of Notes in the Capital Raise. The obligations of the parties signatory to the Voting Agreement to vote to set the number of directors constituting our board of directors at five and to vote to elect the directors as designated thereunder terminates on the 4th anniversary of the date of the Voting Agreement.
On July 9, 2013, the holders of a majority of the outstanding shares of Super Voting Preferred Stock, by written consent, approved the amendment of the Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of Super Voting Preferred Stock (the “Certificate of Designations”) to provide that (a) each share of Super Voting Preferred Stock will immediately and automatically convert into 125 shares of Common Stock at such time that we file, at such time as determined by our board of directors, an amendment to our articles of incorporation (1) effecting a reverse stock split of Common Stock or (2) effecting an increase in the authorized shares of Common Stock, in each case so that we have a sufficient number of authorized and unissued shares of Common Stock to permit the conversion of all outstanding shares of Super Voting Preferred Stock into Common Stock, and (b) the holders of a majority of the outstanding shares of Super Voting Preferred Stock may elect to convert less than all but at least 50% of the outstanding shares of Super Voting Preferred Stock, with the applicable percentage designated by such holders, subject to the availability of a sufficient number of available shares of Common Stock.
On July 9, 2013, the holders of a majority of the outstanding shares of Super Voting Preferred Stock, pursuant to a written consent, elected to convert, upon the effectiveness of the amendment to the Certificate of Designations, 696,000 outstanding shares of Super Voting Preferred Stock (representing approximately 77.68% of our then outstanding Super Voting Preferred Stock) into 87,000,000 shares of Common Stock. On July 18, 2013, we filed an Amendment to Certificate of Designation After Issuance of Class or Series (the “Amendment”) amending the conversion rights of Super Voting Preferred Stock. As a result of the Amendment, our board of directors has the authority to determine whether to effectuate any reverse stock split or any increase in our authorized shares of common stock, and the appropriate time for any such reverse stock split or increase in our authorized shares of common stock. Upon the effectiveness of the amendment to our articles of incorporation increase the number of authorized shares of Common Stock from 100,000,000 to 500,000,000, the 200,000 outstanding shares of Super Voting Preferred Stock will immediately and automatically convert into 25,000,000 shares of Common Stock.
On October 8, 2013, we entered into a Secured Promissory Note with W-Net pursuant to which W-Net loaned an aggregate of $500,000 to us. The note bears interest at the rate of 8% per annum, which is payable along with all principal under the note on October 7, 2014, unless earlier repaid. Our obligations under the note are secured by a second priority security interest in all of our assets, other than an S7 automobile in which W-Net has a first priority security interest. Our failure to pay within five business days after the due date amounts payable under the note, our failure to observe any covenants under the note for a period of five days following notice thereof, or our undergoing a bankruptcy or insolvency proceeding constitutes an event of default. Upon the occurrence of a payment or covenant event of default, the note will bear interest at a rate of 13% per annum on all past due amounts and, at W-Net’s option, the entire unpaid principal amount of the note plus accrued and unpaid interest thereon shall become immediately due and payable. Upon the occurrence of an insolvency event of default, the note will bear interest at a rate of 13% per annum and the entire unpaid principal amount of the note plus accrued and unpaid interest thereon shall become immediately due and payable.
On October 8, 2013, we entered into Subscription Agreements with three accredited investors (the “Subscribers”) pursuant to which the Subscribers purchased from us an aggregate of 1,333,332 shares of Common Stock at a per share price of $0.15 for aggregate proceeds of $200,000.
From November 13 through December 9, 2013, we entered into Subscription Agreements with 15 accredited investors (the “New Subscribers”) pursuant to which the New Subscribers purchased from us an aggregate of 2,453,333 shares of Common Stock at a per share price of $0.15 for aggregate proceeds of 368,000.
We are presently authorized under our articles of incorporation to issue 100,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share, 896,000 of which were designated Super Voting Preferred Stock. As of the Record Date, we had 99,837,258 shares of common stock issued and outstanding and 200,000 shares of Super Voting Preferred Stock convertible into 25,000,000 shares of common stock issued and outstanding.
On May 30, 2013, in our Current Report on Form 8-K dated May 23, 2013, we reported the execution of the Merger Agreement and included a copy of the Merger Agreement therein as Exhibit 2.1. On June 6, 2013, we filed an Information Statement on Schedule 14f-1 reporting the proposed acquisition of the Saleen Entities and a pending change of control of our company at the Closing. Additionally, on June 27, 2013, in our Current Report on Form 8-K dated June 26, 2013 (which 8-K was subsequently amended on each of July 10, 2013, August 8, 2013, August 30, 2013 and September 16, 2013), we reported the closing of the Merger.
VOTING SECURITIES
At the time of the stockholder action our issued and outstanding voting securities consisted of shares of Common Stock and Super Voting Preferred Stock. There were 99,837,258 shares of Common Stock issued and outstanding as of the Record Date and 200,000 shares of Super Voting Preferred Stock issued and outstanding as of the Record Date.
The rights of Super Voting Preferred Stock are set forth in the Certificate of Designations which became effective on June 17, 2013, and was subsequently amended on July 18, 2013. The holders of shares of Super Voting Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote.
Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval. Each share of Super Voting Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which it is convertible at the record date. On the

Record Date, each share of Super Voting Preferred Stock was convertible into 125 shares of Common Stock, and therefore, was entitled to 125 votes. The written consent of a majority of the outstanding shares of Common Stock and the outstanding shares of Super Voting Preferred Stock, voting together as a single class on an as-converted to common stock basis, was necessary to authorize the Actions described herein.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding Common Stock beneficially owned on the Record Date for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. Unless otherwise indicated, each person in the table will have sole voting and investment power with respect to the shares shown. For purposes of this table, shares not outstanding which are subject to issuance on exercises of stock options, conversion of Super Voting Common Stock or conversion of a Note that are held by one or more person(s) are deemed to be outstanding for the purpose of computing the percentage(s) of outstanding shares beneficially owned by such person(s) but are not deemed to be outstanding for the purpose of computing the percentage for any other person. The table assumes a total of 99,837,258 shares of Common Stock outstanding as of the Record Date.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

Executive Officers and Directors:
Steve Saleen (1)	82,133,375	69.7%
Jonathan A. Michaels (2)	329,796	*
David Fiene (3)	98,939	*
Jeffrey Kraws	--	--
Gary Freeman	--	--
All directors and executive officers as a group (4)	82,562,110	69.9%

*	Less than 1%

(1)	Includes 18,333,343 shares of Common Stock that may be acquired in the event of the conversion of approximately 146,666.7 shares of Super Voting Common Stock within 60 days of the Record Date.

(2)	Includes 73,615 shares of Common Stock that may be acquired in the event of the conversion of approximately 588.9 shares of Super Voting Common Stock within 60 days of the Record Date.

(3)	Includes 22,085 shares of Common Stock that may be acquired in the event of the conversion of approximately 176.7 shares of Super Voting Common Stock within 60 days of the Record Date.

(4)	Includes 18,429,043 shares of Common Stock that may be acquired in the event of the conversion of 147,432.3.3 shares of Super Voting Common Stock within 60 days of the Record Date.

INCREASE IN AUTHORIZED COMMON STOCK
We are currently authorized by our articles of incorporation to issue 100,000,000 shares of common stock. As of the Record Date, there were 99,837,258 shares of Common Stock issued and outstanding. In addition, we are currently authorized by our articles of incorporation to issue 1,000,000 shares of preferred stock, 896,000 of which have been designated Super Voting Preferred Stock. As of the Record Date, there were 200,000 shares of Super Voting Preferred Stock outstanding, convertible into 25,000,000 shares of Common Stock. On the Record Date, there were outstanding Notes convertible (excluding accrued interest through maturity) into 38,949,407 shares of Common Stock at a conversion price of $0.075 per share, which will mature on June 25, 2017.
Pursuant to our Certificate of Designation, as amended, each share of Super Voting Preferred Stock will immediately and automatically convert into 125 shares of Common Stock at such time that we file an amendment to our articles of incorporation effecting an increase in the authorized shares of Common Stock, such that we have a sufficient number of authorized and unissued shares of Common Stock to permit the conversion of all outstanding shares of Super Voting Preferred Stock.
We are increasing our authorized shares of common stock so that we have a sufficient number of authorized and unissued shares of Common Stock to permit the conversion of all outstanding shares of Super Voting Preferred Stock into Common Stock and the conversion of the Notes into common stock. Upon the filing of the amendment to our articles of incorporation effecting the increase in the authorized shares of Common Stock, the 200,000 outstanding shares of Super Voting Preferred Stock will immediately and automatically convert into 25,000,000 shares of Common Stock. Upon the automatic conversion of Super Voting Preferred Stock, Super Voting Preferred Stock will cease to be designated as a separate series of our preferred stock.
In addition to the foregoing, we are increasing our authorized shares of common stock because we will likely be required, in connection with the ongoing operation of our business, to issue shares of Common Stock, options, awards and warrants in connection with employee benefit and incentive plans (including our 2013 Omnibus Incentive Plan) and employment arrangements, for financing our future operations, for acquiring other businesses, for forming strategic partnerships and alliances, and for stock dividends and stock splits. No such specific issuances are currently anticipated except for options to be granted to each of Gary Freeman and Jeffrey Kraws to purchase 250,000 shares of Common Stock upon the effectiveness of the Actions.
Accordingly, our board of directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of Common Stock to provide a sufficient number of authorized and reserved shares to allow for (i) the conversion of Super Voting Preferred Stock and Notes into common stock and (ii) the issuance of shares of Common Stock or other securities in connection with employee benefit and incentive plans (including our 2013 Omnibus Incentive Plan) and arrangements, the financing of our operations, the acquisition of other businesses, the establishment of joint ventures, and such other purposes as our board of directors determines.
The increase in the number of authorized shares of Common Stock to a level that continues to provide a meaningful number of authorized but unreserved shares will permit our board of directors to issue additional shares of Common Stock without further approval of our stockholders, and our board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of Common Stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.
Although from time to time we review various transactions that could result in the issuance of shares of Common Stock, other than shares of Common Stock issuable upon the conversion of the Super Voting Preferred Stock and the Notes, we have not reviewed any specific transaction to date that we presently anticipate will result in a further issuance of shares of Common Stock.
Other than limited provisions under the laws of Nevada, we do not have in place provisions which may have an anti-takeover effect. The increase in the number of authorized shares of Common Stock to provide a sufficient number of authorized but unreserved shares to allow for the issuance of shares of Common Stock under various scenarios may be construed as having an anti-takeover effect by permitting the issuance of shares of Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation or bylaws. The increase in the authorized number of shares of Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.
The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of Common Stock may increase.
The holders of Common Stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor. While we declared and paid a dividend to holders of record of Common Stock as of May 23, 2013, we do not intend to declare and pay dividends in the near future. In the event of our liquidation, dissolution or winding up, the holders of the shares of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.
On the Record Date, the amendment of our articles of incorporation to increase of the number of authorized shares of Common Stock to 500,000,000 was approved by the written consent of a stockholder representing approximately 65.8% of our outstanding voting stock. On December 11, 2013, our board of directors approved such amendment. The approval of the amendment of our articles of incorporation to authorize the increase of the number of authorized shares of Common Stock to 500,000,000 required such board approval and the affirmative vote of stockholders representing a majority of our outstanding voting securities. Such requirements have been met, so no vote or further action of our stockholders is required to approve the amendment of our articles of incorporation to authorize the increase of the number of authorized shares of Common Stock to 500,000,000. You are hereby being provided with notice of the approval of such amendment by less than unanimous written consent of our stockholders. The form of the Certificate of Amendment to Articles of Incorporation of Saleen Automotive, Inc. setting forth the amendment is attached to this Information Statement as Exhibit A.

Promptly after the twentieth day after the date this Information Statement has first been sent to stockholders, we intend to take all other required actions to complete the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock to 500,000,000 consistent with the foregoing.

OMNIBUS INCENTIVE PLAN
General
On December 11, 2013, the action to adopt our 2013 Omnibus Incentive Plan (the “2013 Plan”) was approved by the written consent of Saleen, who then owned of record approximately 146,667.7 shares (73.3%) of Super Voting Preferred Stock and 63,800,032 shares (63.9%) of Common Stock. As of the Record Date Saleen held approximately 65.8% of our outstanding voting stock.
On December 11, 2013, our board of directors approved the 2013 Plan. The 2013 Plan is attached to this Information Statement as Exhibit B.
The approval of the 2013 Plan required such board approval and the affirmative vote of a majority in voting power of the shares of voting securities outstanding and entitled to vote. Such requirement has been met, so no vote or further action of our stockholders is required to approve the adoption of the 2013 Plan.
Our board of directors approved the 2013 Plan to ensure that we have adequate ways in which to provide stock based compensation to our directors, officers, employees and consultants. Our board of directors believes that the ability to grant stock-based compensation, such as stock options and stock grants, is important to our future success. The grant of such stock-based compensation can motivate high levels of performance and provide an effective means of recognizing employee and consultant contributions to our success. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and providing incentives to our current employees and consultants.
Because awards under the 2013 Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our chief executive officer, our named executive officers, our current executive officers as a group, our non-executive directors as a group, and our employees who are not executive officers, are not presently determinable except for options to be granted to each of Gary Freeman and Jeffrey Kraws to purchase 250,000 shares of Common Stock upon the effectiveness of the Actions.
Summary of the 2013 Plan
Shares Available. The maximum number of shares of Common Stock that are available for awards under the 2013 Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 28,905,763 shares (the “Maximum Plan Shares”). Any shares of Common Stock that are subject to awards shall be counted against this limit as one share of Common Stock for every one share of Common Stock granted.
If any shares of Common Stock subject to an award under the 2013 Plan are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the 2013 Plan to the extent of the forfeiture, expiration or cancellation on a one-for-one basis. In the event that any option or other award granted under the 2013 Plan is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by us, then in each such case the shares so tendered or withheld shall again be available for awards under the 2013 Plan on a one-for-one basis. In addition, in the event that withholding tax liabilities arising from any option or other award under the 2013 Plan are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by us, then in each such case the shares of Common Stock so tendered or withheld shall again be available for awards under the 2013 Plan on a one-for-one basis.
Shares of Common Stock under awards made under the 2013 Plan in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or a subsidiary combine (“Substitute Awards”), do not reduce the maximum number of shares that are available for awards under the 2013 Plan. In addition, if a company acquired by us or a subsidiary, or with which we or a subsidiary combine, has shares remaining available under a pre-existing plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the 2013 Plan and will not reduce the maximum number of shares of Common Stock that are available for awards under the 2013 Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.
The maximum number of shares of Common Stock that may be issued under the 2013 Plan pursuant to the exercise of incentive stock options is equal to the maximum number of shares of Common Stock that are available for awards under the 2013 Plan.
Eligibility. Options, Stock Appreciation Rights (“SARs”), restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the 2013 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the 2013 Plan to any employee and non-employee member of our board of directors, and any consultant or advisor who is a natural person and provides services to us or a subsidiary (except for incentive stock options which may be granted only to our employees).
Limits on Awards to Participants. The 2013 Plan provides that no participant may (i) be awarded options or SARs in any 12-month period to purchase more than 35% of the Maximum Plan Shares or (ii) earn restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be performance-based compensation under Section 162(m) of the Code with respect to more than 35% of the Maximum Plan Shares for each 12 months in the vesting or performance period. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be earned by any participant for each 12 months in a performance period with respect to performance-based awards that are intended to be performance-based compensation under Section 162(m) of the Code is $2,000,000. The dollar value of a cancelled award will continue to count against the $2,000,000 limit.
Administration. The 2013 Plan will be administered by the compensation committee (or a subcommittee) of our board of directors which shall consist of at least two members of our board of directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of any national securities exchange on which Common Stock is traded, to the extent required by such rules. The administrator has the authority to determine the terms and conditions of awards, and to interpret and administer the 2013 Plan. The administrator may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the 2013 Plan (to the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules of any national securities exchange on which Common Stock is traded), and (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and the authority to take action on behalf of the administrator pursuant to the 2013 Plan to cancel or suspend awards under the 2013 Plan to key employees who are not directors or executive officers of our company.
Stock Options. The administrator may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of Common Stock at a fixed price subject to terms and conditions set by the administrator, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted (except for Substitute Awards). Fair market value of the Common Stock is generally equal to the closing price for Common Stock on the trading market on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported), except for Substitute Awards. As of December 11, 2013, the closing price of Common Stock as reported on Over the Counter Bulletin Board was $0.42 per share.
The 2013 Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the administrator and permitted by applicable law (including withholding of shares of Common Stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the 2013 Plan expire no later than ten years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii) if on the last day of the term the exercise of the option is prohibited by applicable law or the holder cannot purchase or sell shares of Common Stock due a “black-out period” under our insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by us, the term shall be automatically extended for a 30-day period from the end of the prohibition or black-out period).
Stock Appreciation Rights. The administrator is authorized to grant SARs in conjunction with a stock option or other award granted under the 2013 Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted, except for Substitute Awards. The term of a SAR may be no more than ten years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii) if on the last day of the term the exercise of the SAR is prohibited by applicable law or the holder cannot purchase or sell shares of Common Stock due a black-out period under our insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by us, the term shall be automatically extended for a 30-day period from the end of the prohibition or black-out period). SARs are subject to terms and conditions set by the administrator, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services.
Upon exercise of a SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of Common Stock or other property, or any combination thereof, as the administrator may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.
Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the 2013 Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The administrator determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of Common Stock and the right to receive cash dividends and share and property distributions on the shares (subject to the requirements for dividends on restricted stock that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).
Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the 2013 Plan, and are also available as a form of payment of performance awards granted under the 2013 Plan and other earned cash-based incentive compensation. The administrator determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any cash dividends and share and other property distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividend equivalents on restricted stock units that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).
Other Share-Based Awards. The 2013 Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the 2013 Plan. Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the administrator. The administrator determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied. If determined by the Board, non-employee directors may receive Other Share-Based Awards in the form of deferred stock units instead of all or a portion of their annual retainers for their services as directors. Non-employee directors may also elect to receive Other Share-Based Awards in the form of deferred stock units instead of all or a portion of their annual and committee retainers for their services as directors, as well as annual meeting fees.
Performance Awards. Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the administrator. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the administrator has the discretion to determine (i) the number of shares of Common Stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.
Performance Criteria. At the administrator’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of our company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics;

comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of our company or its third-party inspectors) and validation of manufacturing processes (whether of our company or its third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of our equity or debt securities, factoring transactions, sales or licenses of our assets, including our intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; and recruiting and maintaining personnel. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The administrator may also exclude under the terms of the performance awards the impact of an event or occurrence which the administrator determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.
Adjustments to Awards Subject to Performance Criteria. The administrator may not make upward adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria and is intended to be treated as performance-based compensation under Section 162(m) of the Code. The administrator may not waive achievement of performance goals for such awards, except in the case of death, disability or as otherwise determined by the administrator in special circumstances.
Dividends; Dividend Equivalents. Awards other than options and SARs may, if determined by the administrator, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The administrator may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.
No Repricing. The 2013 Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of our company) unless stockholder approval is obtained. For purposes of the 2013 Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award under the 2013 Plan, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of any national securities exchange on which the Common Stock is traded.
Nontransferability of Awards. No award under the 2013 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except that the administrator may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the administrator.
Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting Common Stock or the value thereof, appropriate adjustments to the 2013 Plan and awards will be made as the administrator determines to be equitable and appropriate, including adjustments in the number and class of shares of stock available for awards under the 2013 Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the 2013 Plan, and the limits on the number of awards that any person may receive.
Termination of Employment. The administrator will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.
Amendment and Termination. The 2013 Plan may be amended or terminated by our board of directors except that stockholder approval is required for any amendment to the 2013 Plan which increases the number of shares of Common Stock available for awards under the 2013 Plan, expands the types of awards available under the 2013 Plan, materially expands the class of persons eligible to participate in the 2013 Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions prohibiting the repricing of stock options and SARs as described above under “No Repricing,” increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of any national securities exchange on which the Common Stock is traded. No amendment or termination may materially impair a participant’s rights under an award previously granted under the 2013 Plan without the written consent of the participant.
The 2013 Plan will expire on the 10th anniversary of the date of its approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.
Federal Income Tax Consequences
The following discussion summarizes certain federal income tax considerations of awards under the 2013 Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of Common Stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.
Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.
Restricted Stock, Performance and Restricted Stock Unit Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.
The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of Common Stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.
Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.
Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the 2013 Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to our Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is treated as performance-based compensation under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the 2013 Plan should qualify as performance-based compensation if the awards are made by the administrator and the exercise or grant price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the administrator, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the administrator while the outcome is substantially uncertain, and (iii) the administrator certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.
Equity Compensation Plan Information
We had no options outstanding as of March 31, 2013.

AVAILABLE INFORMATION
Please read all the sections of this Information Statement carefully. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). These reports, proxy statements and other information filed by us with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC’s website at http://www.sec.gov.
INCORPORATION OF INFORMATION BY REFERENCE
The following documents, which are on file with the Commission (Exchange Act File No. 000-52315) are incorporated in this Information Statement by reference and made a part hereof:

(i)	Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(ii)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013.

(iii)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013.

(iv)	Current Report on Form 8-K filed May 30, 2013, reporting execution of the Merger Agreement with the Saleen Parties and the execution of the Assignment and License Agreement with Saleen.

(v)	Schedule 14f-1 Information Statement filed June 6, 2013, reporting the proposed change in control of the Company.

(vi)
Current Report on Form 8-K filed June 21, 2013, reporting the Company’s change in name to Saleen Automotive, Inc. and the filing of a Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of Super Voting Preferred Stock.

(vii)	Current Report on Form 8-K filed June 27, 2013, reporting the closing of the transactions contemplated by the Merger Agreement with the Saleen Parties.

(viii)	Current Report on Form 8-K/A filed July 10, 2013, amending the Company’s Current Report on Form 8-K filed June 27, 2013.

(ix)
Current Report on Form 8-K filed July 24, 2013 reporting an amendment to the Company’s Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of Super Voting Preferred Stock and the conversion of 696,000 shares of Super Voting Preferred Stock into Common Stock.

(x)
Current Report on Form 8-K/A filed August 8, 2013, amending the Company’s Current Report on Form 8-K filed June 27, 2013, as previously amended by the Company’s Current Report on Form 8-K/A filed July 10, 2013.

(xi)
Current Report on Form 8-K/A filed August 30, 2013, amending the Company’s Current Report on Form 8-K filed June 27, 2013, as previously amended by the Company’s Current Reports on Form 8-K/A filed July 10, 2013 and August 8, 2013.

(xii)
Current Report on Form 8-K/A filed September 16, 2013, amending the Company’s Current Report on Form 8-K filed June 27, 2013, as previously amended by the Company’s Current Reports on Form 8-K/A filed July 10, 2013, August 8, 2013 and August 30, 2013.

(xiii)
Current Report on Form 8-K filed October 15, 2013, reporting the entry into a secured promissory note, the entry into subscription agreements for the sale of Common Stock and the entry into a Letter Agreement with Ascendiant Capital Markets, LLC.

(xiv)	Current Report on Form 8-K filed November 4, 2013, reporting appointment of Gary Freeman to the Company’s Board of Directors.

(xv)	Current Report on Form 8-K filed December 12, 2013, reporting appointment of Jeffrey Kraws to the Company’s Board of Directors.
All documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date hereof shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.
We will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to us at 2735 Wardlow Road, Corona, CA 92882. Our telephone number is (800) 888-8945.
SALEEN AUTOMOTIVE, INC.

Corona, CA
December 11, 2013